UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2021

FUBOTV INC.

(Exact name of registrant as specified in its charter)

Florida	001-39590	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1330 Avenue of the Americas

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(212) 672-0055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FUBO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01. Regulation FD Disclosure.

On June 10, 2021, fuboTV Inc. (the “Company”) convened its 2021 Annual Meeting of Shareholders (the “Annual Meeting”). At the time of the Annual Meeting, there were insufficient votes represented by proxy or virtually to constitute a quorum for the transaction of business at the Annual Meeting. Accordingly, the Annual Meeting was adjourned to allow for additional time to establish a quorum. The reconvened Annual Meeting will be held at 12:00 p.m. Eastern Time on July 14, 2021 at www.virtualshareholdermeeting.com/FUBO2021. For information on how to attend the reconvened Annual Meeting online and submit questions during the meeting, please see the information in our definitive proxy statement filed with the SEC on April 28, 2021. During the period of adjournment, the Company will continue to accept shareholder votes and any shareholders who have not yet voted are encouraged to do so. Any shareholders who have already voted or submitted a proxy do not need to take any further action unless they wish to change their vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUBOTV INC.

Date: June 10, 2021	By:	/s/ David Gandler
David Gandler
Chief Executive Officer